Exhibit 10.2

THIS LEASE made as of the 29th day of June, 2007

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

BETWEEN:

           WINDALE PROPERTIES INC.

          (the "Landlord")

OF THE FIRST PART

          - and -

           INDUSTRIAL MINERALS, INC.

          (the "Tenant")

OF THE SECOND PART

ARTICLE 1

DEFINITIONS

          The parties hereto agree that when used in this Lease or in any Schedule attached to this Lease the following words or expressions have the meaning hereinafter set forth.

1.01          "Building" means all those lands located in the Province of Ontario, known municipally as Suite 100, 2904 South Sheridan Way, Oakville, being more particularly described in Schedule "A" attached hereto or as such lands may be altered, expanded or reduced from time to time and the buildings, improvements, equipment and facilities erected thereon or situate from time to time therein, and includes those areas, if any, designated or intended to be leased for retail, service, office and storage purposes and those areas not so designated or intended and all Common Areas and Facilities.

1.02          "Common Areas and Facilities" means:

          (a)     those areas, facilities, utilities, improvements, equipment and installations in the Building which, from time to time, are not designated or intended by the Landlord to be leased to Tenants of the Building; and

          (b)     those areas, facilities, utilities, improvements, equipment and installations which serve or are for the benefit of the Building, whether or not located within, adjacent to, or near the Building and which are designated from time to time by the Landlord as part of the Common Areas and Facilities. Common Areas and Facilities include without limitation, all areas, facilities, utilities, improvements, equipment and installations which are provided or designated (and which may be changed from time to time) by the Landlord for the use or benefit of the Tenants, their employees, customers and other invitees in common with others entitled to the use or benefit thereof in the manner and for the purposes permitted by this Lease.

1.03          "Complex" means those lands known municipally as 2892-2916 South Sheridan Way, Oakville, Ontario being all those lands comprising Parcel Block 1-3, Section 20M-367, being Part Block 1, Plan 20M-367 designated as Part 1, Plan 2OR-8425, Town of Oakville, Regional Municipality of Halton.

1.04          "Co-Tenancy Agreement" means an agreement between John H. Switzer, Caralan Management Limited, E. Robert Shatilla and E. Joan Shatilla, Sandra O'Dougherty and James O'Dougherty, and, the Landlord dated August 18, 1988 and any amendments or successor agreements thereto.

1.05          "Exclusive Use Common Areas" means those Common Areas and Facilities and service areas designated by the Landlord for the exclusive use, benefit or service of certain, but not all, Tenants in the Building including the Tenant.

1.06          "Leased Premises" means the premises leased to the Tenant as referred to and described in Section 3.01 hereof.

1.07          "Net Rent" means the annual rent payable by the Tenant pursuant to Section 4.02 hereof.

1.08          "Mortgagee" means any mortgagee, debenture or bondholder, or hypothecary creditor (including any trustee of or bondholders) of the Building or any part thereof.

1.09          "Parking Lands" means those lands in the Complex which are designated for the parking of vehicles, and, legally described as Part of Parcel Block 1 - 3, Section 20M-367 being Part Block 1, Plan 20M-367 designated as Part 19, Plan 20R-8626, Town of Oakville, Regional Municipality of Halton.

1.10          "Person" if the context allows, include any person, firm, partnership, corporation or any group of persons, firms, partnerships or corporations or any combination thereof.

1.11          "Proportionate Share" means a fraction which has as its numerator the Usable Area of the Leased Premises, and as its denominator, the total Usable Area of the Building as defined in Section 1.17 hereof.

1.12          "Proportionate Share of the Exclusive Use Common Area" means a fraction of which the numerator is the Usable Area of the Leased Premises, the denominator is the total Usable Area of the Building for all Tenants who have the use and benefit of service of the Exclusive Use Common Area.

1.13          "Rent" means all Net Rent and all other sums payable pursuant to this Lease including Additional Rent as defined in Section 4.03.

1.14          "Rentable Area of the Leased Premises" means the Usable Area of the Leased Premises plus the Tenant's Proportionate Share of the Common Areas and Facilities and the service areas plus the Tenant's Proportionate Share of the exclusive Use Common Areas.

1.15          "Rental Year" means a period of time, the first Rental Year commencing on the first day of the Term hereof, and ending on the last day of the month of December next following; and thereafter Rental Years shall consist of consecutive periods of twelve calendar months. If, however, the Landlord considers it necessary or convenient for the Landlord's accounting purposes, the Landlord may at any time and from time to time, by written notice to the Tenant, specify an annual date from which each subsequent Rental Year is to commence, and, in such event, the then current Rental Year (the "Short Rental Year") shall terminate on the day preceding the commencement of such Rental Year. The last year of the Term shall terminate upon the expiration or earlier termination of this Lease, as the case may be.

1.16           Rentable Area of the Building" means the aggregate of all rentable areas of premises leased or available for leasing within the Building.

1.17         “Usable Area of the Building” means the aggregate of all usable areas of premises leased or available for leasing within the Building.

1.18          "Rules and Regulations" means the rules and regulations adopted and promulgated by the Landlord from time to time acting reasonably and in such manner as would a prudent landlord of a reasonably similar building, and includes the Rules and Regulations presently in existence, a copy of which are annexed here as Schedule "D".

1.19          "Term" means the period of time referred to and described in Section 3.04 hereof.

1.20          "Usable Area of the Leased Premises" means:

          (a)     In the case of a whole floor in the Building, one hundred percent (100%) of all areas within the outside walls, and shall be computed by measuring to the exterior face of the permanent exterior walls or to the glass line of the outer building walls without deduction for columns and projections necessary to the Building;

          (b)     In the case of part of a floor in the Building, one hundred percent (100%) of all areas leased to the Tenant for its exclusive possession which area of exclusive possession shall be computed by measuring from the exterior face of the permanent exterior walls or from the glass line of the exterior walls to the outside of partitioning erected by the Landlord to delineate the access corridor for the floor and to the center line of partitions which separate the area leased from adjoining rentable areas without deduction for the Tenant's Proportionate Share of all columns and projections necessary to the building.

ARTICLE II

2.01          Extended Meanings

          The words "hereof", "hereunder" and similar expressions used in any Section or Subsection of this Lease relate to the whole of this Lease and not to that Section or Subsection only, unless otherwise expressly provided. The use of the neuter singular pronoun to refer to the Landlord or the Tenant is deemed a proper reference even though the Landlord or the Tenant is an individual, a partnership, a corporation or a group of two or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

2.02          Partial Invalidity

          If for any reason whatsoever any term, covenant or condition of this Lease, or the application thereof to any person or circumstances, is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

          (a)     is deemed to be independent of the remainder of the Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of the Lease or any part thereof; and

          (b)     continues to be applicable to and enforceable to the fullest extent permitted by law against any Person and circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

               Neither party is obliged to enforce any term, covenant or condition of this Lease against any Person, if, or to the extent by so doing, such party is caused to be in breach of any laws, rules, regulations or enactments from time to time in force.

2.03          Entire Agreement

          This Lease and the Schedules and Riders, if any, attached hereto and forming a part hereof, together with the Rules and Regulations set forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant governing the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them, other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and signed by each of them.

2.04          Governing Law

          This Lease shall be construed in accordance with, and governed by the Laws in force in the Province of Ontario.

2.05          Time of Essence

          Time is of the essence of this Lease and of every part hereof.

2.06          Acknowledgement

          The Tenant acknowledges that it has examined the Leased Premises before taking possession. The commencing of business by the Tenant shall be conclusive evidence against the Tenant that at the time of examination the Leased Premises were in satisfactory condition. The Tenant agrees that there is no promise, representation or undertaking by, or binding upon, the Landlord with respect to any alteration, remodelling or decoration of, or installation of equipment or fixtures in, the Leased Premises except as such as may be expressly set forth in this lease.

ARTICLE III

GRANT AND TERM

3.01          Leased Premises

          In consideration of the rents, covenants and agreements herein contained on the part of the Tenant to be paid, observed and performed, the Landlord leases to the Tenant, and the Tenant leases from the Landlord, those certain premises presently designated as Suite Number 100, containing a Usable Area of Leased Premises of approximately 1080 sq.ft. which shall be measured or calculated by the Landlord and shall be certified by him in accordance with Section 1.21 and a Proportionate Share of the common area calculated as 194 sq. ft. for a Rentable Area of 1274 sq. ft. The Leased Premises are designated as area H on the plan attached as Schedule "B".

3.02          Use of Additional Areas

          The use and occupation by the Tenant of the Leased Premises includes the non-exclusive and non-transferable right or license to use in common with others entitled thereto, and for the purposes for which they are intended and during such hours as the Building may be open for business, as determined by the Landlord from time to time, the Common Areas and Facilities, subject in each case to this Lease and to the Rules and Regulations.

3.03          Parking

(1)          The Tenant acknowledges the following:

          1.     That the Parking Lands are owned by the Landlord and third parties as owners-in-common;

          2.     That the Parking Lands are subject to the Co-Tenancy Agreement of which the Co-Tenancy Agreement sets out rules regarding the use of the Parking Lands;

          3.     That the Tenant has received and read a copy of the Co-Tenancy Agreement;

(2)       The Tenant shall be entitled to use the Parking Lands in accordance with the Co-Tenancy Agreement and any rules set out by the Landlord. The Tenant acknowledges that there are no parking facilities for the exclusive use of the Tenant. The Tenant shall not take any action or omit to do any act which would cause the Landlord to be in breach of the Co-Tenancy Agreement.

3.04          Commencement and Ending Date of Term

          The Tenant shall have and hold the Leased Premises for and during the Term which shall be, unless sooner terminated pursuant to the other provisions hereof, the period of Three (3) years, commencing on the 1st day of August, 2007 (the "Commencement Date") and to be fully completed and ended on the 31st day of July, 2010.

ARTICLE IV

RENT

4.01          Covenant to Pay

          The Tenant shall pay Rent as herein provided.

4.02          Minimum Rent

          The Tenant shall pay in each Rental Year from and after the Commencement Date to the Landlord at the office of the Landlord, or at such other place as may be designated by the Landlord, in lawful money of Canada, without any prior demand therefor and without deduction, abatement, set-off or compensation whatsoever, as Minimum Rent, the sum of NINETEEN THOUSAND ONE HUNDRED AND TEN DOLLARS AND ZERO CENTS ($19,110.00) PLUS GST payable in equal consecutive monthly installments of ONE THOUSAND FIVE HUNDRED AND NINETY TWO DOLLARS AND FIFTY CENTS($1,592.50) PLUS GST each in advance on the first day of each calendar month of the First Rental Year. The Minimum Rent for the First Rental Year is based upon an annual rate of FIFTEEN DOLLARS AND ZERO CENTS ($15.00) per square foot of the Net Rentable Area of the Leased Premises. When the Net Rentable Area of the Leased Premises is certified by the Landlord, the Minimum Rent shall, if necessary, be adjusted accordingly.

          If the Commencement Date is on a day other than the first day of the calendar month, then the Tenant shall pay, upon the Commencement Date, a portion of the Minimum Rent pro-rated on a per diem basis from the Commencement Date to the end of the month in which the Commencement Date occurs, based upon a period of three hundred sixty five (365) days.

The Tenant shall present to the Landlord at the beginning of each Rental Year throughout the Term, a series of monthly postdated cheques for such Rental Year for the aggregate of the monthly payments of Minimum Rent and any payments required by this Lease to be paid monthly in advance.

4.03          Additional Rent

          Realty Taxes, Common Area Maintenance Costs, Building Insurance, Reasonable Management Costs, Heating, Hydro and Water Rates, estimated to be $7.68 plus GST for the year 2007 are to be paid directly by the Landlord and charged back to the Tenant as Additional Rent monthly. These charges are estimated and subject to adjustment annually based upon actual costs to the Landlord. The Landlord shall provide to the Tenant a copy of the Budget.

4.04          Rent Past Due

          If the Tenant fails to pay, when the same is due and payable, any Minimum Rent or other amount payable by the Tenant under this Lease including Additional Rent as defined in 4.03, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the prime rate of interest as fixed, from time to time, by the Landlord's bank plus two per cent (2%).

4.05          Security Deposit

          Contemporaneously with the execution of this Lease, the Tenant has deposited with the Landlord the sum of FOUR THOUSAND EIGHT HUNDRED AND FIFTEEN DOLLARS AND SEVENTY TWO CENTS ($4,815.72) receipt of which is hereby acknowledged by the Landlord. Said deposit shall be held by the Landlord, without liability for interest and applied firstly to the first rent payment due August 1, 2007 and secondly as security for the faithful performance by the Tenant of all of the terms, covenants and conditions of this Lease. If at any time during the Term of this Lease any of the rent herein reserved or any other sum payable by the Tenant to the Landlord hereunder shall be overdue and unpaid, or the Tenant shall fail to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by the Tenant, then the Landlord, at its option and in addition to any and all other rights, may appropriate and apply the whole or any portion of the said deposit to the payment of any such overdue rent or other sum, or to compensate the Landlord for loss or damage sustained or suffered by the Landlord as a result of the Tenant's failure to keep and perform any of the aforesaid terms, covenants and conditions of this Lease. Immediately following any such appropriation by the Landlord, the Tenant shall pay as a further deposit that amount necessary to restore the said deposit to its original amount. The appropriation of all or part of the deposit by the Landlord does not stop the Landlord from using its other remedies under this Lease. The said deposit, if not appropriated by the Landlord hereunder, shall be applied to the last month’s rent.

ARTICLE V

TAXES

5.01          Taxes - Definitions

          "Taxes" means all real property, business, municipal, school and local improvement taxes, assessments, rates, duties, and levies and all taxes, assessments, rates, duties and levies, of a like nature imposed in respect of municipal, or any school or public authority, including any costs and fees incurred by the Landlord in contesting any of the same in good faith (although this shall not imply any obligation of the Landlord to contest, object to or litigate the levying or imposition of any Taxes and shall permit the Landlord to settle, compromise, consent to, waive or otherwise determine in its discretion any Taxes without notice to, consent of, or approval of the Tenant), but excluding income of profits taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Building or upon the Landlord in respect thereof, and excluding "Business Taxes" as defined in Section 5.03 and excluding amounts paid by the Tenant to the Landlord pursuant to Section 5.04 by reason of the Leased Premises being assessed for the support of separate schools. If the system of real estate taxation shall be altered or varied and any new tax shall be levied or imposed, on all or any portion of the Building and/or the revenues therefrom and/or the Landlord in substitution for and/or in addition to Taxes presently levied or imposed, then any such new tax or levy shall be deemed to be included in Taxes.

5.02          Taxes Payable by Landlord

          The Landlord shall pay all Taxes which are levied, rated, charged or assessed against the Building or any part thereof. However, the Landlord may defer payment of any such Taxes, or defer compliance with any statute, law, by-law, regulation or ordinance in connection with the levying of any such Taxes, in each case to the fullest extent permitted by law, so long as it diligently prosecutes any contest or appeal of any such Taxes.

5.03          Goods and Services Taxes

          The Tenant shall be responsible for the payment of any and all federal, provincial or municipal goods, services or sales taxes that may be assessed or payable, from time to time, as a result of this Lease.

ARTICLE VI

BUILDING AND COMMON AREAS AND FACILITIES CONTROL

6.0          Control of Building by Landlord

          The Landlord shall operate and maintain the Building in such manner as the Landlord determines from time to time, and in a first-class and reputable manner as would a prudent landlord of a similar building having regard to size, age and location. The Building including the Common Areas and Facilities are at all times subject to the exclusive control and management of the Landlord. Without limiting the generality of the foregoing, the Landlord has the right, in its control, management and operation of the Building and by the establishment of Rules and Regulations and general policies with respect to the operation of the Building or any part thereof at all times during and throughout the Term, to:

     (a)     (i)     construct, maintain and operate lighting facilities; heating, ventilating and air-conditioning systems; and elevators and other transportation systems during normal business hours as determined by the Landlord in its sole discretion;

          (ii)     provide supervision and policing services for the Building;

          (iii)     close all or any portion of the Building to such extent as may, in the opinion of the Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any Person or the public therein;

          (iv)     grant, modify and terminate easements and other agreements pertaining to the use and maintenance of all or any part of the Building;

          (v)     obstruct or close off all or any part of the Building for the purpose of maintenance, repair or construction;

          (vi)     employ all personnel including supervisory personnel and managers necessary for the operation, maintenance and control of the Building;

          (vii)     provide such janitorial and cleaning services for the common areas, excluding the Leased Premises as the Landlord, in the use of good business judgement considers necessary (the cost of which shall be included in Operating Costs);

          (viii)     designate the areas and entrances and the times in, through and at which loading and unloading of goods and supplies shall be carried out;

          (ix)     from time to time prohibit the Tenant and its employees from parking anywhere on the Parking Lands. If the Landlord designates parking areas on the Parking Lands or elsewhere, the Tenant and its employees shall park their vehicles only in such parking areas. The Tenant shall furnish the Landlord, upon request, with the current license numbers of all vehicles owned or used by the Tenant and its employees and the Tenant shall, thereafter, notify the Landlord of any changes within five (5) days after such changes occur. If the Tenant or its employees part their vehicles in any such prohibited parking areas, the Landlord, in addition to all rights and remedies hereunder, shall have the right to charge the Tenant a per diem fee per vehicle parked in any area other than a designated area. Such fee is payable as Additional Rent on demand. The Landlord reserves the right to impose reasonable charges upon any Person (including the general public) for the use of the parking facilities;

          (x)     designate the hours during which the doors will be unlocked thereby granting access to the general public;

          (xi)     change the area, or arrangement of the Building or any part thereof;

          (xii)     construct other buildings, structures or improvements on or in the Building and make alterations thereof, additions thereto, subtractions therefrom, or rearrangements thereof, build additional storeys on any building and construct additional buildings or facilities adjoining or proximate to the Building;

          (xiii)     construct multiple deck, elevated or underground or above ground parking facilities, and expand, reduce or alter same in any manner whatsoever;

          (xiv)     relocate or rearrange the various buildings, parking areas and other parts of the Building from those existing at the Commencement Date and, with the consent of the Tenant, which consent shall not be unreasonably withhold, relocate or rearrange the Leased Premises from that shown on Schedule 'B'. The Tenant hereby acknowledges that the purpose of Schedule "B" is solely to show the approximate location of the Leased Premises;

          (xv)     do and perform such other acts in and to the Building as, in the use of good business judgement, the Landlord determines to be advisable for the more efficient and proper operation of the Building;

          (xvi)     enter to any such contracts for any or all of the above rights mentioned above, of which the Management Agreement and Co-Tenancy are two such contracts;

          (xvii)     provide adequate facilities for the disposal of the Tenant’s day to day garbage including access to an exterior garbage bin.

Notwithstanding anything contained in this Lease, it is understood and agreed that if as a result of the exercise by the Landlord of its right set out in this Section 6.01, the Common Areas and Facilities are diminished or altered in any manner whatsoever, the Landlord is not subject to any liability nor is the Tenant entitled to any compensation or diminution or abatement of Rent, nor is any alteration or diminution of the Common Areas and Facilities deemed constructive or actual eviction, provided always that Landlord shall not breach any covenant for quiet enjoyment contained in this Lease.

ARTICLE VII

UTILITIES AND HEATING, VENTILATING AND AIR-CONDITIONING

7.01          Utilities

          The Landlord shall provide standard utilities to the Leased Premises and shall not be liable for an interruption or cessation of, or a failure in the supply of any utilities, services or systems in, to or serving the Building or the Leased Premises, caused by others.

7.02          Heating, Ventilating and Air-Conditioning

          The Landlord shall, throughout the Term, operate, maintain and regulate the heating, ventilating and air-conditioning equipment within the Building during the business hours of the Tenant in such a manner as to maintain reasonable conditions of temperature and humidity within the Leased Premises. The Tenant shall comply with the stipulations and with all Rules and Regulations of the Landlord pertaining to the maintenance and operation of such equipment.

ARTICLE VIII

USE OF LEASED PREMISES

8.01          Use of Leased Premises

          The Tenant shall use the Leased Premises solely for the purpose of conducting the business of general offices and the Tenant will not use or permit, or suffer the use of, the Leased Premises or any part thereof for any other business or purpose.

8.02          Observance of Law

          The Tenant shall, at its sole cost and expense and subject to Section 10.01 and 10.02 hereof, promptly;

     (a)     observe and comply with all provisions of law including, without limiting and generality of the foregoing, all requirements of all governmental authorities, including federal, provincial and municipal legislative enactments, by-laws and other regulations and the requirements of any professional or governing body having jurisdiction over the Tenant, now or hereafter in force which pertain to or affect the Leased Premises, the Tenant's use of the Leased Premises or the conduct of any business in the Leased Premises, or the making of any repairs, replacements, alternations, additions, changes, substitutions or improvements of or to the Leased Premises;

     (b)     observe and comply with all police, fire and sanitary regulations imposed by any governmental authorities (whether federal, provincial or municipal), or made by fire insurance underwriters; and

     (c)     carry out all modifications, alterations or changes of or to the Leased Premises and the Tenant's conduct of business in or use of the Leased Premises which are required by any such authorities.

ARTICLE IX

INSURANCE AND INDEMNITY

9.01          Tenant's Insurance

     (a)     The Tenant shall, throughout the entire Term, at its sole cost and expense, take out and keep in full force and effect and in the names of the Tenant and the Landlord as their respective interests may appear, the following insurance:

     (i)          insurance upon property of every description and kind owned by the Tenant (other than leasehold improvements), or for which the Tenant is legally liable, or installed by or on behalf of the Tenant, and which is located within the Building, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement, in an amount of not less than 90% of the full (new) replacement cost thereof, with coverage against at least, the perils of fire and standard extended coverage including sprinkler leaks (where applicable), earthquake, flood and collapse and multi-peril on the contents. If there is a dispute as to the amount which comprises full (new) replacement cost, the decision of the Landlord or the Mortgagee shall be conclusive;

     (ii)          public liability and property damage insurance on an occurrence basis including personal injury liability, contractual liability, non-owned and owned automobile liability and owners' and contractors' protective insurance coverage with respect to the Leased Premises and the Tenant's liability insurance; said coverage to include the activities and operations conducted by the Tenant and any other Person on the Leased Premises, and by the Tenant and any other Person performing work on behalf to the Tenant and those for whom the Tenant is in law responsible in any other part of the Building. Such policies shall be written on a comprehensive basis with inclusive limits of not less than one million dollars ($1,000,000.00) for bodily injury to any one or more Persons or property damage, and such higher limits as the Landlord or the Mortgagee reasonably requires from time to time and shall not be invalidated with respect to the interests of the Landlord and of the Mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All such policies must contain a severability of interests clause, a cross-liability clause and shall be primary and shall not call into contribution any other insurance available to the Landlord or the Mortgagee;

     (iii)          business interruption and extra expense insurance in such amount as a prudent Tenant would obtain;

     (iv)          plate glass insurance, if the Leased Premises are located on the ground floor of the Building.

     (b)          All policies required to be written on behalf of the Tenant pursuant to Sections 9.01 (a) (i), 9.01 (a) (ii), 9.01 (a) (iii), 9.01 (a) (iv) and 9.01 (a) (v) shall:

     (i)          Contain the Mortgagee's standard mortgage clause and shall contain a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible, whether any such damage is caused by the act, omission or negligence of the Landlord or those for whom the landlord is in law responsible.

     (ii)          Name the Landlord as Additional Named Insured.

     (c)          All policies shall be taken out with insurers acceptable to the Landlord and shall be in a form satisfactory from time to time to the Landlord. The Tenant agrees that certificates of insurance on the Landlord's standard form or, if required by the Landlord or the Mortgagee, certified copies of each such insurance policy, will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All policies shall contain an undertaking by the insurers to notify the Landlord and the Mortgagee in writing not less than thirty (30) days prior to any material change, cancellation, termination thereof.

     (d)          The Tenant agrees that if the Tenant fails to take out or to keep in force any such insurance referred to in this Section 9.01, or should any insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not rectify the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating if the Landlord or the Mortgagee does not approve of such insurance, the reasons therefor) the Landlord has the right without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as Rent on the first day of the next month following said payment by the Landlord without prejudice to any other rights and remedies of the Landlord under this lease.

9.02          Increase in Insurance Premiums

          The Tenant shall not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by any fire insurance policy in force from time to time covering the Building. If (a) the occupancy of the Leased Premises; (b) the conduct of business in the Leased Premises; (c) the possession of any goods or materials in or on the Leased premises (whether or not the Landlord had consented to the possession of such goods or materials in the Leased Premises or in any other portion of the Building where permitted by the Landlord); or (d) any acts or omissions of the Tenant in the building or any part thereof, causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Building which can reasonably be attributed to any of (a), (b), (c) or (d) by the Tenant, the Tenant shall pay any such increase in premium ad Additional Rent forthwith after invoices for such additional premiums are rendered by the Landlord. In occupancy of the Leased Premises, or the possession of any article therein or therefrom, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall comply promptly with all requirements of the Insurer's Advisory Organization or of any insurer now or hereafter in effect, pertaining to or affecting the Leased Premises.

9.03          Cancellation of Insurance

          If any insurance policy upon the Building or any part hereof shall be canceled or shall be threatened by the insurer to be canceled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or sub-tenant of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, and of the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, or reduction of coverage within forty-eight (48) hours after notice thereof by the Landlord, the Landlord may, at its option, either (a) reenter and take possession of the Leased Premises forthwith by leaving upon the Leased Premises a notice in writing of its intention so to do and thereupon the landlord shall have the same rights and remedies as are contained in Article XV, or (b) enter upon the Leased Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, which cost may be collected by the Landlord as Rent and the Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Leased Premises as a result of any such entry. The Tenant agrees that any such entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

9.04          Loss or Damage

          The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Building, or damage to property of the Tenant or of others located on the Leased Premises, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, unless any such death, injury, loss or damage results from the negligence or willful wrongful act of the Landlord, its agents, servants or employees or other Persons for whom it may, in law, be responsible. All property of the Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord and save it harmless from any claims arising out of any damages to the same, including, without limitation, any subrogation claims by the Tenant's insurers.

9.05           Landlord's Insurance

          The Landlord shall, at all times throughout the Term carry (a) insurance on the Building and the machinery, boilers and equipment contained therein and owned by the Landlord (specifically excluding any property with respect to which the Tenant and other Tenants are obliged to insure pursuant to Section 9.01 or similar sections of their respective leases, but including leasehold improvements installed on the Premises with the approval of the Landlord) against damage by fire and extended perils coverage in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location; (b) public liability and property damage insurance with respect to the Landlord's operations in the Building in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location; and (c) such other form or forms of insurance as the Landlord or the Mortgagee reasonably considers advisable. Notwithstanding any contribution by the Tenant to the cost of insurance premiums provided herein, the Tenant acknowledges and agrees that no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Landlord and the Tenant has no right to receive any proceeds of any such insurance policies carried by the Landlord.

9.06          Indemnification of Landlord

          Notwithstanding any other terms, covenants and conditions contained in this Lease including, without limitation, the Landlord's obligations to repair set out in Section 10.03; and the Landlord's obligations to take out insurance set out in Section 9.05; the Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of all Rent payable by the Tenant pursuant to this Lease), claims, actions, damages, liability and expenses in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease, or any occurrence in, upon or at the Leased Premises, or the occupancy or use by the Tenant of the Leased Premises, or any part thereof, or occasioned wholly or in part by any wrongful act or omission of the Tenant or by anyone employed by the Tenant or by anyone permitted to be on the Leased Premises by the Tenant. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation if the Tenant is found at fault. The Tenant shall also pay all costs, expenses and legal fees (on a solicitor and his client basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease, if the Tenant is found at fault.

ARTICLE X

MAINTENANCE, REPAIRS AND ALTERATIONS

10.01          Maintenance and Repairs by

          The Tenant shall, at all times during the Term at its sole cost, keep and maintain in good order, first-class condition and repair (which shall include periodic painting and decorating) as determined by the Landlord, and shall, subject to Sections 10.02 and 10.03, make all needed repairs and replacements thereto with due diligence and dispatch to and for the whole of the Leased Premises. Landlord shall be responsible for all structural repairs, including roof, foundations, floors and load-bearing walls.

10.02          Landlord's Approval of Tenant's Repairs

          The Tenant shall not make any repairs, alterations, replacements, decorations or improvements to any part of the Leased Premises without first obtaining the Landlord's written approval. Any such repair, replacement, alteration, decoration or improvement made by the Tenant without the prior written consent of the Landlord or which is not made in accordance with the drawings and specifications approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense and the Leased Premises restored to their previous condition. Upon execution of this lease and before the commencement date, the Landlord and Tenant shall complete the work as set out in Schedule "C".

          Notwithstanding anything contained in this Lease including, without limitations, Section 10.01, if any such repairs, alterations, decorations, additions or improvements to the Leased Premises or to any improvements installed by or on behalf of the Tenant for the benefit of the Leased Premises which are approved by the landlord, affect the structure of the Leased Premises or any part of the Building other than the Leased Premises, such work shall be performed only by the Landlord, at the Tenant's sole cost and expense. Upon completion thereof, the Tenant shall pay to the Landlord, upon demand as Rent, both the Landlord's costs relating to any such repairs, alterations, decorations, additions or improvements including the fees of any architectural and engineering consultants plus a sum equal to fifteen percent (15%) of the total cost thereof representing the Landlord's overhead. No repairs, alterations, additions, decorations or improvements to the Leased Premises or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Leased Premises of the Building or diminish the value thereof, or restrict or reduce the Landlord's coverage for zoning purposes.

10.03          Maintenance by Landlord

          The Landlord shall, at all times throughout the Term, but subject to Article XI maintain and repair, or cause to be maintained and repaired, as would a prudent owner of a reasonably similar building, the Common Areas and Facilities and structure of the Building, including, without limitation, the foundations, exterior weather walls, floors, roof, bearing walls, and structural columns and beams of the Building. The cost of such maintenance and repairs shall be paid by the Landlord, unless the Tenant is required to make such repairs by reason of the application of laws or ordinances or the direction, rules or regulations of any regulatory body, or, of any act, omission to act, neglect or default of the Tenant, or those for whom the Tenant is in law responsible, in which event the Tenant shall be liable and responsible for the total cost of any such repairs plus a sum equal to fifteen percent (15%) thereof representing the Landlord's overhead, which shall immediately become due and payable to the Landlord. The Tenant shall be liable and responsible for the cost of any repairs required to be made by the Landlord and which result from any of the circumstances referred to in the immediately preceding sentence.

          If the Tenant refuses or neglects to carry out any repairs properly as required pursuant to the Section 10.01 hereof, and to the reasonable satisfaction of the Landlord, the Landlord may, but shall not be obliged to make such, and upon completion thereof, the Tenant shall pay to the Landlord upon demand as Rent, both the Landlord's costs relating to any such repairs plus a sum equal to fifteen percent (15%) thereof representing the Landlord's overhead. The Tenant agrees that the making of any repairs by the Landlord pursuant to this Section 10.03 is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

10.04          Repair on Notice

          In addition to the obligations of the Tenant contained in Section 10.01 hereof, the Tenant shall effect all repairs referred to therein according to notice from the Landlord but failure to give notice shall not relieve the Tenant from its obligation to repair.

10.05          Limited Make Good

          Tenant shall not be required to restore the Premises to the original base Building standard or original condition as it was on prior to the commencement date at the expiry of the Term of the Lease save and except for any non-standard office construction. Landlord will advise the Tenant as to what it considers to be non-standard items that will be subject to being made good before they are built, acting reasonably.

10.06          Repair Where Tenant at Fault

          Notwithstanding any other terms, covenants and conditions contained in this Lease including, without limitation, the Landlord's obligations to take out insurance set out in Section 9.05, if the Building or any part thereof, including without limitation, the Common Areas and Facilities (including those Common Areas and Facilities within or passing through the Leased Premises), or any equipment, machinery, facilities or improvements contained therein or made thereto, or the roof or outside walls of the Building or any other structural portions thereof require repair or become damaged or destroyed through the negligence, carelessness or misuse of the Tenant, the cost of the resulting repairs, replacements or alterations plus a sum equal to fifteen percent (15%) of the cost thereof representing the Landlord's overhead shall be borne by the Tenant, who shall pay the sum to the Landlord as Rent forthwith upon presentation of an account of such expenses incurred by the Landlord.

10.07          Not to Overload Floors

          The Tenant shall not bring upon the Leased Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size or use, might in the opinion of the Landlord damage the Leased Premises and shall not at any time overload the floors of the Leased Premises. If any damage is caused to the Leased Premises by any machinery, equipment, object or thing or by overloading, or by any act, neglect, or misuse of the part of the Tenant, or any of its servants, agents or employees, or any Person having business with the Tenant, the Tenant will forthwith repair the same, or at the option of the Landlord, pay the Landlord forthwith on demand the cost of making good the same.

10.08          Removal and Restoration by

     (a)     All alterations, decorations, additions and improvements made by the Tenant, or made by the Landlord on the Tenant's behalf (other than the Tenant's trade fixtures), shall immediately become the property of the Landlord without compensation therefor to the Tenant. Such alterations, decorations, additions, or improvements shall not be removed from the Leased Premises either during or at the expiration or earlier termination of the Term except that the Tenant may during the Term in the usual or normal course of its business and with the prior written consent of the Landlord remove its trade fixtures, provided such trade fixtures have become excess for the Tenant's purposes or the Tenant is substituting new and similar trade fixtures therefor, and provided that in each case, (1) the Tenant is not in default under this Lease; and (2) such removal is done at the Tenant's sole cost and expense; and

     (b)     If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, the trade fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Leased Premises and sold or disposed of by the Landlord in such manner as it deems advisable.

     (c)     The Tenant shall, in case of every such installation or removal either during or at the expiration of the Term effect the same at times designated by the Landlord and promptly make good any damage caused to the Leased Premises or the Building by the installation or removal of any such alteration, decoration, addition or improvement.

     (d)     For greater certainty, the Tenant's trade fixtures shall not include any (i) heating, ventilating or air-conditioning systems, facilities and equipment in, or serving the Leased Premises; (ii) floor covering affixed to the floor of the Leased Premises; (iii) light fixtures; and (iv) wall partitions and doors.

10.09          Notice by

          The Tenant shall, when it becomes aware of same or when the Tenant, acting reasonably, should have become aware of same, notify the Landlord of any damage to, or deficiency or defect in any part of the building, including the Leased Premises, any equipment or utility systems, or any installations located therein, notwithstanding the fact that the Landlord may have no obligations with respect to same.

10.10          To Discharge all Liens

          The Tenant shall at all times throughout the term promptly pay all its contractors, materialmen, suppliers and workmen and all charges incurred by or on behalf of the Tenant for any work, materials or services which may be done, supplied or performed at any time in respect of the Leased Premises and the Tenant shall do any and all things necessary so as to ensure that no lien is registered against the Building or any part thereof or against the Tenant's interest in the Leased Premises and if any such lien is made, filed or registered, the Tenant shall discharge it or cause it to be discharged forthwith at the Tenant's expense.

          If the Tenant fails to discharge or cause any such lien to be discharged as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be obligated to discharge the same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses including solicitor's fees (on a solicitor and his client basis) incurred for the discharge of such lien shall be immediately due and payable by the Tenant to the Landlord on demand Rent.

10.11          Signs and Advertising

          The Tenant shall not paint, affix, display or cause to be painted, affixed or displayed, any sign, picture, advertisement, notice, lettering or decoration on any part of the exterior of the Leased Premises or on the inside or any exterior window without, in each instance, obtaining the prior written approval of Landlord which may be unreasonably withheld. The Landlord shall install and maintain, at its expense, building standard signage including podium signage, if any, internal building signage as required including the building directory boards and signage directly adjacent to the Premises, but excluding brass plate signage at the building main entrances.

ARTICLE XI

DAMAGE AND DESTRUCTION AND EXPROPRIATION

11.01          Destruction of Leased Premises

     (a)     If the Building is at any time destroyed or damaged, (including smoke damage) as a result of fire, the elements, accident or other casualty required to be insured against by the Landlord pursuant to Section 9.05 hereof or otherwise insured against by the Landlord and not caused by the Tenant, and if as a result of such occurrence:

          (i)     the Leased Premises are rendered unable only in part, this Lease shall continue in full force and effect and the Landlord shall, subject to Section 11.02 (a) hereof, commence diligently to reconstruct, rebuild or repair the Leased Premises to the extent that the Leased Premises are put back in the same condition as they were upon completion of the Landlord's Work set out in Schedule "C", and only Rent shall abate proportionately to the portion of the Leased Premises rendered unable to be occupied from the date of the destruction or damage to the date the Leased Premises have been restored.

          (ii)     the Leased Premises are rendered wholly unable to be occupied, the Landlord shall, subject to Section 11.02 (a) hereof, commence diligently to reconstruct, rebuild or repair the Leased Premises to the extent that the Leased Premises are put back in the same condition as they were upon completion of the Landlord's work as set out in Schedule "C", and only gross rent shall abate entirely from the date of the destruction or damage to the date the Leased Premises have been restored.

          (iii)     the Leased Premises are not rendered unable to be occupied in whole or in part, the Lease shall continue in full force and effect, the Rent and other amounts payable by the Tenant shall not terminate, be reduced or abate and the Landlord shall, subject to Section 11.02(a) hereof, commence diligently to reconstruct, rebuild or repair the Leased Premises to the extent that the Leased Premises are put back in the same condition as they were upon completion of the Landlord's Work as set out in Schedule "C".

     (b)     Upon the Tenant being notified in writing by the Landlord that the Landlord's work as set out in Schedule "C" has been substantially completed, the Tenant shall forthwith complete all Tenant's Work including, without fully restore the Leased Premises for business fully fixtured, (in any case, without the benefit of any capital allowance or payments made at the time of original construction by the Landlord to the Tenant in connection with the work set out in Schedule "C"). The Tenant shall complete the Tenant's Work within thirty (30) days after notice that the Landlord's Work is substantial completed.

     (c)     Nothing in this Section 11.01 requires the Landlord to rebuild the Leased Premises in the condition and state that existed before any such occurrence.

11.02          Destruction of Building

     (a)     Notwithstanding anything contained in this Lease and specifically notwithstanding the provisions of Section 11.01 hereof, if:

          (i)     Twenty-five percent (25%) or more of the Rentable Area of the building is at any time destroyed or damaged (including smoke damage) as a result of fire, the elements, accident or other casualty, whether or not the Leased Premises are affected by such occurrence, then so often as any such event occurs, the Landlord may, at its option (to be exercised by written notice to the Tenant within thirty (30) days following any such occurrence), elect to terminate this Lease. In the case of such election, the Term and Tenancy hereby created shall expire on the thirtieth (30th) day after such notice is given, without indemnity or penalty payable or any other recourse by one party to or against the other and the Tenant shall, within such thirty (30) day period, vacate the Leased Premises and surrender the same to the Landlord with the Landlord having the right to re-enter and repossess the Leased Premises discharged of this Lease and to expel all Persons and remove all property therefrom. Rent shall be due and payable without reduction or abatement subsequent to the destruction or damage and until the date of termination, unless the Leased Premises shall have been destroyed or damaged as well, in which event Section 11.01 shall apply.

     (b)     If all or any part of the building is at any time destroyed or damaged as set out in Section 11.02(a), and the Landlord does not elect to terminate this Lease in accordance with the rights hereinbefore granted, the Landlord shall, following such destruction or damage, commence diligently to reconstruct, rebuild or repair, the Building, but only to the extent of the Landlord's responsibilities pursuant to the terms of the various leases for the premises in the building and exclusive of any Tenant's responsibilities set out therein. If the Landlord elects to repair, reconstruct or rebuild the building or any part hereof, the Landlord may use plans and specifications and working drawings other than those used in the original construction of the building or any part thereof.

11.03          Expropriation

          Both the Landlord and the Tenant agree to co-operate with each other in respect of any expropriation of all or any part of the Leased Premises or any other part of the building, so that each may receive the maximum award in the case of any expropriation to which they are respectively entitled at law. If and to the extent that any portion of the Building other than the Leased Premises is expropriated, then the full proceeds accruing therefrom or awarded as a result thereof, shall belong solely to the Landlord and the Tenant will abandon or assign to the Landlord any rights which the Tenant may have or acquire by operation of law to such proceeds or aware and will execute such documents as in the opinion of the Landlord are or may be necessary to give effect to this intention. If at any time during the Term, more than twenty percent (20%) of the Rentable Area of the building is acquired or expropriated by any lawful expropriating authority, then in any of such events, at the option of the Landlord, this Lease shall cease and terminate as of the date the interest acquired or expropriated vests in such expropriating authority and the Tenant shall have no claim against the Landlord for the value of any unexpired Term or for damages or for any reason whatsoever. If the Landlord does not so elect to cancel this Lease by notice as aforesaid, this Lease shall continue in full force and effect without any reduction or abatement of rent, provided that if any part of the Leased Premises is expropriated and as a result thereof the area of the Leased Premises is reduced, then the Rentable Area of the Leased Premises shall be adjusted to take into account any such reduction in area, and the Minimum Rent payable by the pursuant to Section 4.02 hereof shall be adjusted on the basis of the rental rate set out therein.

ARTICLE XII

ASSIGNMENT AND SUBLETTING

12.01           Consent Required

          The Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises, nor mortgage or encumber this Lease or the Leased Premises or any part thereof, nor suffer or permit the occupation of, or part with or share possession of all or any part of the Leased Premises by any Person (all of the foregoing being hereinafter collectively referred to as a "Transfer"), without the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld. The consent by the Landlord to any Transfer, if granted, shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against a transfer is construed so as to include a prohibition against any Transfer by operation of law and no Transfer shall take place by reason of a failure by the Landlord to reply to a request by the Tenant for consent to a Transfer.

          If there is a permitted Transfer of this Lease, the Landlord may collect rent from the assignee, sub or occupant (all of the foregoing being hereinafter collectively referred to as the "Transferee"), and apply the next amount collected to the Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a Transferee shall be deemed a waiver of this covenant, or the acceptance of the Transferee as Tenant, or a release of the Tenant from the further performance by the Tenant of the covenants or obligations on the part of the Tenant herein contained. Any document or consent evidencing such transfer of this Lease is permitted or consented to by the Landlord shall be prepared by the Landlord or its solicitors, and all reasonable legal and administrative costs with respect thereto shall be paid by the Tenant to the Landlord forthwith upon demand. Any consent by the Landlord shall be subject to the Tenant causing any such Transferee to promptly execute an agreement directly with the Landlord agreeing to be bound by all of the terms, covenants and conditions in this Lease as if such transferee had originally executed this Lease as Tenant. Notwithstanding any such Transfer permitted or consented to by the Landlord, the Tenant shall be jointly and severally liable with the Transferee on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

12.02          Corporate Ownership

          If the Tenant is a corporation or if the Landlord consented to a Transfer of this Lease to a corporation, any transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription, from time to time of all or any part of the corporate shares of the Tenant or of any parent or subsidiary corporation of the Tenant or any corporation which is an associate or affiliate of the Tenant (as those terms are defined pursuant to the Business Corporations Act, 1982 (Ontario) and amendments thereto), which results in any change in the present effective voting control of the Tenant by the Person holding such voting control at the date of execution of the Lease (or at the date a Transfer of this Lease to a date of execution of the Lease (or at the date a Transfer of this Lease to a corporation is permitted) and which does not receive the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld, entitles the Landlord to terminate this Lease upon five (5) days' written notice to the Tenant given within sixty (60) days after the date the Landlord becomes aware of such transfer. The Tenant shall make available to the Landlord, or its lawful representatives, all corporate books and records of the Tenant for inspection at all reasonable times, in order to ascertain whether there has been any change in control.

          However, this Section 12.02 shall not apply to the Tenant if at such time (a) the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or in the Unites States; or (b) the Tenant is a private corporation but is controlled by a public corporation defined as aforesaid; so long as in either case prior to or as soon as reasonably possible thereafter, the Landlord has received assurances satisfactory to the Landlord that there will be continuity of the existing management of the Tenant, and of its business practices and policies notwithstanding any such sale, transfer or other disposition of controlling shares.

12.03          Assignment by Landlord

          In the event of the sale or lease by the Landlord of the building or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser or assignee assumes the covenants and obligations of the Landlord hereunder, the Landlord shall, thereupon and without further agreement be freed and relieved of all liability with respect to such covenants and obligations.

12.04           Profit Rents Upon Transfers

In the event of any Transfer by the Tenant by virtue of which the Tenant receives a rent in the form of cash, goods or services from the Transferee which is greater than the Rent payable hereunder to the Landlord, the Tenant shall pay any such excess to the Landlord in addition to all Rent payable under this Lease, and such excess rent shall be deemed to be further Rent payable hereunder.

ARTICLE XIII

ACCESS AND ALTERATIONS

13.01          Right of Entry

          (a)     The Landlord and its agents have the right to enter the Leased Premises at all times to examine the same and to make such repairs, alterations, changes, adjustments, improvements or additions to the Leased Premises or the Building or any part thereof or any adjacent property as the Landlord considers necessary or desirable, including without limitation, the pipes, conduits, wiring, ducts and other installations of any kind in the Leased Premises where necessary to serve the Leased Premises or another part of the building, and for such purpose, the Landlord may take all material into and upon the Leased Premises which is required therefor without the same constituting a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease or of any statutory provision. The Rent required to be paid pursuant to this Lease shall not abate or be reduced while any such repairs, alterations, changes, adjustments, improvements or additions are being made due to loss or interruption of business of the Tenant or otherwise, and the Landlord shall not be liable for any damage, injury or death caused to any Person or property of the Tenant or of others located on the Leased Premises as a result of such entry.

          (b)     The Landlord and its agents have the right to enter the Leased Premises at all times to show them to prospective purchasers, lessees or mortgagees and during the twelve (12) months prior to the expiration of the Term, the Landlord may place upon the Leased Premises the usual "For Rent" or "For Sale" notices which the Tenant shall permit to remain thereon without molestation or complaint.

          (c)     If the Tenant is not personally present to open and permit an entry into the leased Premises, at any time, when for any reason an entry therein is necessary or permissible, the Landlord or its agents may forcibly enter the same, without rendering the Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, is deemed or construed to impose upon the Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Leased Premises, or any part thereof, except as otherwise herein specifically provided. The Tenant agrees that any entry by the Landlord upon the Leased Premises in accordance with this Section 13.01 is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

13.02          Excavation

          If an excavation is made upon land adjacent to the Leased Premises, or is authorized to be made by the Landlord or its duly authorized representatives, the Tenant shall grant the person making or authorized to make such excavation, permission to enter upon the Leased Premises for the purpose of doing such work as the Landlord considers necessary to preserve the walls of the building of which the Leased Premises form a part from injury or damage and to support the same in any appropriate manner, without giving rise to any claim for damages or indemnification against the Landlord or any diminution or abatement of Rent. The Tenant agrees that any work or undertaking by or on behalf of the Landlord pursuant to this Section 13.02 is not a re-entry or breach of any covenant for quiet enjoyment contained in this Lease.

ARTICLE XIV

      STATUS STATEMENT, ATTORNMENT AND SUBORDINATION

14.01          Status Statement

          Within ten (10) days after written request therefor by the Landlord, or if upon any sale, assignment, lease or mortgage of the Leased Premises or the land thereunder or the building by the Landlord or by the owner of the Building, a status statement is required from the Tenant, the Tenant shall deliver in a form supplied by the Landlord, a status statement or a certificate to any proposed mortgagee or purchaser, or to the Landlord, stating (if such is the case):

     (a)     that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements) or if this Lease is not in full force and effect, the certificate shall so state;

     (b)     the Commencement Rent;

     (c)     the date to which Rent has been paid under this Lease;

     (d)     whether or not there is any existing default by the Tenant in the payment of any rent or other sum of money under this Lease, and whether or not there is any other existing or alleged default by either party under this Lease with respect to which a notice of default has been served and if there is any such default, specifying the nature and extent thereof;

     (e)     whether there are any set-offs, defenses or counter claims against enforcement of the obligations to be performed by the Tenant under this lease; and,

     (f)     with reasonable particularity, details respecting the Tenant's financial standing and corporate organization.

14.02          Subordination and Attornment

     (a)     It is a condition of this Lease and the Tenant's rights granted hereunder, that this Lease and all of the rights of the Tenant hereunder are, and shall at all times be, subject and subordinate to any and all mortgages, debentures, trust deeds or the charge or lien resulting from, or any instruments of, any financing, refinancing or collateral financing or any renewals or extensions thereof from time to time in existence against the lands, buildings and improvements forming the Leased Premises or the building. Upon request, the Tenant shall subordinate this Lease and all of its rights hereunder in such form as the Landlord requires to any and all mortgages, debentures, trust deeds or the charge or lien resulting from, or any instrument of, any financing, refinancing or collateral financing and to all advances made or hereafter to be made upon the security thereof, and, if requested, the Tenant shall attorn to the holder thereof or to the registered owners of the Building, provided always so long as Tenant is not in default of its obligations arising under this Lease that any such holder shall recognize the rights of Tenant under this Lease.

14.03          Attorney

          The Tenant shall, upon request of the Landlord or the Mortgagee or any other Person having an interest in the building, execute promptly such instruments or certificates to carry out the intent of Section 14.02 and 16.10 as are requested by the Landlord.

ARTICLE XV

DEFAULT

15.01          Right to Re-enter

          Proviso for re-entry by the Landlord on non-payment of rent or non-performance of covenants. Without limiting the generality of the foregoing, if;

     (a)     the Tenant fails to pay any Rent or other sums due hereunder on the day or dates appointed for the payment thereof (provided the Landlord first gives five (5) days' written notice to the Tenant of any such failure); or

     (b)     the Tenant fails to observe or perform any other of the terms, covenants or conditions of this Lease to be observed or performed by the Tenant (provided the Landlord first gives to the Tenant ten (10) days', or such shorter period of time as is otherwise provided herein, written notice, or, no notice in case of a real or apprehended emergency, of any such failure to perform, and, the Tenant, within such period, fails to commence diligently and thereafter to proceed diligently to cure any such failure to perform); or

     (c)     the Tenant or any Indemnifier of this Lease or any Person occupying the leased Premises or any part thereof or any licensee, concessionaire or franchisee operating a business in the Leased Premises becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; or

     (d)     a receiver or a receiver and manager is appointed for all or a portion of the Tenant's property or any such Indemnifier's occupant's, licensee's, concessionaire's or franchisee's property; or

     (e)     any steps are taken or any action or proceedings are instituted by the Tenant or by any other party including without limitation, any court or governmental body of competent jurisdiction for the dissolution, winding-up or liquidation of the Tenant's or its assets; or

     (f)     the Tenant makes a sale in bulk (other than a bulk sale made to an assignee or sublessee pursuant to a permitted assignment or subletting hereunder and pursuant to the Bulk Sales Act of Ontario); or

     (g)     the Tenant abandons or attempts to abandon the Leased Premises; or

     (h)     the Tenant transfers or permits the occupation of all or any part of the Leased Premises by any one except in a manner permitted by this Lease; or

     (i)     this Lease or any of the Tenant's assets are taken under any writ of execution; or

     (j)     re-entry is permitted under any other terms of this Lease;

than the Landlord, in addition to any other rights or remedies it has pursuant to this Lease or by law, has, to the extent permitted by law, the immediate right of re-entry upon the Leased Premises and may re-enter the Leased Premises, and any or all of the Tenant's property may be removed and sold or disposed of by the Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without services of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

15.02          Right to Relet

          If the Landlord elects to re-enter the Leased Premises as herein provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as are necessary in order to relet the Leased Premises, or any part thereof for such term or terms (which may be for a term extending beyond the term) and at such rent and upon such other terms, covenants and conditions as the Landlord in its sole discretion considers advisable. Upon each such reletting all Rent received by the Landlord from such reletting shall be applied, first to the payment of any indebtedness other than Rent due hereunder from the Tenant to the Landlord; second to the payment of any costs and expenses of such reletting including brokerage fees and solicitor's fees and of costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same becomes due and payable hereunder. If such rent received from such reletting during any months is less than that to be paid during that month by the Tenant hereunder the Tenant shall pay any such deficiency which shall be calculated and paid monthly in advance on or before the first day of each and every month. No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach. If the Landlord at any time terminates this Lease for any breach, in addition to any other remedies it may have, it may recover from the Tenant all damages it incurs by reason of such breach, including the cost of recovering the Leased Premises, solicitor's fees (on a solicitor and his client basis) and including the worth at the time of such termination of the excess, if any, of the amount of Rent required to be paid pursuant to this Lease for the remainder of the stated Term over the then reasonable rental value of the Leased Premises for the remainder of the stated Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord.

          In any of the events referred to in Section 15.01 hereof, in addition to any and all other rights, including the rights referred to in this section and in Section 15.01 hereof, the full amount of the current month's installment of Minimum Rent plus the current months installment on account of Additional Rent and any other payments required to be made monthly hereunder, together with the next three (3) months' installments of Minimum Rent plus the current months installment on account of Additional Rent and such aggregate payments for the next three (3) months, all of which shall be deemed to be accruing due on a day-to-day basis, shall immediately become due and payable as accelerated Rent, and the Landlord may immediately distrain for the same, together with any arrears then unpaid.

15.03          Expenses

          If legal action is brought for recovery of possession of the Leased Premises, for the recovery of Rent or any other amount due under this Lease, or because of the breach of any other terms, covenants or conditions herein contained on the part of the Tenant to be kept or performed, and a breach is established, the Tenant shall pay to the Landlord all expenses incurred therefor, including all solicitors fees (on a solicitor and his client basis), unless a court shall otherwise award.

15.04          Removal of Chattels

          In case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow same for thirty (30) days in the same manner as is provided for in the Landlord and Tenant Act (Ontario).

15.05          Waiver of Exemption from Distress

          The Tenant hereby agrees with the Landlord that notwithstanding anything contained in Section 30 of Chapter 232 of the Revised Statutes of Ontario, 1980, or any other Statute subsequently passed to take the place of or amend the said Act, none of the goods and chattels of the Tenant at any time during the continuance of the Term hereby created on the Leased Premises shall be exempt from levy by distress for rent in arrears by the Tenant as provided for by any Section or Sections of the said Act or any amendments thereto, and that if any claim is made for such exemption by the Tenant or if a distress is made by the Landlord, this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in said Section or Sections of the said Act or amendment or amendments thereto; the Tenant waiving, as it hereby does all and every benefit that could or might have accrued to the Tenant under and by virtue of the said Section or Sections of the said Act, or any amendment or amendments thereto but for this covenant.

15.06     Landlord May Cure Tenant's Default or Perform Tenant's Covenants

          If the Tenant fails to pay, when due, any amounts or charges required to be paid pursuant to this Lease, the Landlord after giving five (5) days' notice in writing to the Tenant, may, but shall not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its covenants or obligations hereunder (other than the payment of Rent or other sums required to be paid pursuant to this Lease) the Landlord may from time to time after giving such notice as it considers sufficient (or no notice in the case of an emergency) having regard to the circumstances applicable, perform or cause to be performed any of such covenants or obligations, or any part thereof, and for such purpose may do such things as may be required, including, without limitation, entering upon the Leased Premises and doing such things upon or in respect of the Leased Premises or any part thereof as the Landlord reasonably considers requisite or necessary. All expenses incurred and expenditures made pursuant to this Section 15.06 plus a sum equal to fifteen (15%) percent thereof representing the Landlord's overhead shall be paid by the Tenant as Rent, or otherwise as maybe the case, forthwith upon demand. The Landlord shall have no liability to the Tenant for any loss or damages resulting from any such action or entry by the Landlord upon the Leased Premises under Articles XIII of XV and same is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

15.07          Lien on Trade Fixtures

          If the Tenant at any time during the term or at the expiration or other termination of the term is in default under any covenant or obligation contained in this Lease, the Landlord has a lien on all stock-in-trade, inventory, fixtures, equipment and facilities of the Tenant as security against loss or damage resulting from any such default by the Tenant and said stock-in trade, inventory, fixtures, equipment or facilities shall not be removed by the Tenant until such default is cured, unless otherwise permitted in writing by the Landlord.

15.08          Charges Collectable as Rent

          If the Tenant is in default in the payment of any amounts or charges required to be paid pursuant to this Lease, they shall, if not paid when due, be collectable as rent with the next monthly installment of gross rent thereafter falling due hereunder, but nothing herein contained is deemed to suspend or delay the payment of any amount of money or charges at the time same becomes due and payable hereunder, or limit any other remedy of the Landlord. The Tenant agrees that the Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord sees fit.

ARTICLE XV1

MISCELLANEOUS

16.01          Rules and Regulations

          The Rules and Regulations applicable to the Tenant are attached at Schedule “D”, and are hereby made a part of this Lease as if they were embodied herein, and the Tenant shall comply with and observe the same.

          The Tenant's failure to keep and observe the rules and regulations constitutes a default under this Lease in such manner as if the same were contained herein as covenants. The Landlord reserves the right from time to time to amend or supplement the Rules and Regulations applicable to the Leased Premises or Building with respect to the same or similar items outlined at Schedule “D”. Notice of the Rules and Regulations and amendments and supplements, if any, shall be given to the Tenant and the Tenant shall thereupon comply with and observe all such rules and regulations provided that no Rules and Regulations shall contradict any terms, covenants and conditions of this Lease.

16.02          Overholding - No Tacit Renewal

          If the Tenant remains in possession of the Leased Premises after the end of the term with the consent of the Landlord but without having executed and delivered a new lease, there is no tacit renewal of this Lease and the term hereby granted, notwithstanding any statutory provisions or legal presumption to the contrary, and the Tenant shall be deemed to be occupying the Leased Premises as a from month to month at a monthly Minimum Rent payable in advance on the first day of each month equal to One hundred and fifty percent (150%) of Minimum Rent paid during the last year of the Term.

16.03          Successors

          All rights and liabilities herein granted to, or imposed upon the respective parties hereto, extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators and permitted successors and assigns of the Tenant, as the case may be. No rights, however, shall enure to the benefit of any assignee of the Tenant, unless the assignment to such assignee has been approved by the Landlord in writing as provided in Section 12.01 hereof. If there is more than one, they are all bound jointly and severally by the terms, covenants and conditions herein.

16.04          Partnership

          If the Tenant is a partnership (the "Tenant Partnership") each Person who is presently a member of the partnership, and each Person who becomes a member of any successor Tenant Partnership hereafter, shall be and continue to be liable jointly and severally for the full and complete performance of, and shall be and continue to be subject to this Lease, whether or not such Person ceases to be a member of such Tenant Partnership or successor Tenant Partnership.

16.05          Waiver

          The waiver by the Landlord of any breach of any term, covenant or condition herein contained is not deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by the Landlord is not deemed to be a waiver of any preceding breach by the Tenant of any terms, covenant or condition of this Lease, regardless of the Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No term, covenant or condition of this Lease is deemed to have been waived by the Landlord unless such waiver is in writing by the Landlord.

          All Rent to be paid by the Tenant to the Landlord hereunder shall be paid without any deduction, abatement, set-off or compensation whatsoever and the Tenant hereby waives the benefit of any statutory or other rights in respect of deduction abatement, set-off or compensation in its favor at the time hereof or at any future time.

16.06          Accord and Satisfaction

          No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Gross Rent herein stipulated is deemed to be other than on account of the earliest stipulated Gross Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent deemed an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept and cash such cheque or payment without prejudice to the Landlord's right to recover the balance of such Rent or other remedy provided in this Lease.

16.07          No Partnership or Agency

          The Landlord does not in any way or for any purpose become a partner of the Tenant in the conduct of its business, or otherwise, or a joint venturer or a member of a joint enterprise with the Tenant, nor is the relationship of principal and agent created.

16.08          Force Majeure

          Notwithstanding anything to the contrary contained in this Lease, if the Landlord or Tenant is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of any strike, labour trouble; inability to procure materials or services; power failure; restrictive governmental law or regulation; riot; insurrection; sabotage; rebellion; war; act of God; or other reason whether of a like nature or not which is not the fault of the said Party, then performance of such terms, covenant or act is excused for the period of the delay and the Party shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. Notwithstanding the above, this Section does not apply to the Tenant's payment of Rent.

16.09          Notices

          Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by registered mail postage prepaid and shall be addressed (a) if to the Landlord, to the Landlord at 2904 South Sheridan Way, Oakville, Ontario, L6J 7L7, or to such other Person or at such other address as the Landlord designates by written notice, and (b) if to the Tenant, at the Leased Premises. Any such notice, demand, request or consent is conclusively deemed to have been given or made on the day upon which such notice demand, request or consent is delivered, or, if mailed, then on the second business day following the date of mailing, as the case may be, provided that in the event of interruption of mail deliveries by reason of strike or otherwise, the second business day following resumption of mail delivery. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices hereunder.

16.10          Registration

     (a)     Neither the Tenant nor anyone on the Tenant's behalf or claiming under the Tenant shall register this Lease or any permitted sublease of this Lease or any document evidencing any interest of the Tenant in the Lease or the Leased Premises, against the lands or any part thereof comprising the Building or the Leased Premises, against the lands or any part thereof comprising the building or the Leased Premises. If either party intends to register a document for the purpose only of giving notice of this Lease or of any permitted assignment or permitted sublease of this Lease, then, upon request of such party, both parties shall join in the execution of a short form of this Lease or of any permitted assignment or permitted sublease of this Lease, then, upon request of such party, both parties shall join in the execution of a short form of this Lease ("Short Form") solely for the purpose of supporting an application for registration of notice or this Lease or of any permitted assignment or permitted sublease. The form of the short form and of the application to register notice of this Lease or of any permitted assignment or permitted sublease shall (i) be prepared by the Landlord or its solicitors at the Tenant's expense;) (ii) include therein a provision for, and require consent to, such registration by or on behalf of the Landlord; and (iii) only describe the parties, the Leased Premises and the Commencement Date and expiration date of the Term.

     (b)     All costs, expenses and taxes necessary to register notice of this Lease or of any permitted assignment or permitted sublease shall be the sole responsibility of the Tenant and the Tenant will complete any necessary affidavits required for registration purposes, including affidavits necessary to register the power of attorney contained in the short form. If requested by the Landlord, the Tenant shall execute promptly a power of attorney at any time and from time to time as may be required to give effect to this Section 16.10(b).

16.11          Compliance with The Planning Act

          It is an expressed condition of the within Lease and the Landlord and the Tenant so agree and declare that the Provisions of Section 49 of the Planning Act, 1983 (Ontario), and amendments thereto, be complied with if applicable in law. Until any necessary consent to the Lease is obtained, the term (including any extensions thereof) and the Tenant's rights and entitlement granted by this Lease are deemed to extend for a period only of twenty-one (21) years less one (1) day from the Commencement Date. The Tenant shall apply diligently to prosecute such application for such consent forthwith upon the execution of the Lease by the Landlord and the Tenant shall be responsible for all costs, expenses, taxes and levies imposed, charged or levied as a result of such application and in order to obtain such consent. The Tenant shall keep the Landlord informed, from time to time, of its progress in obtaining such consent and the Landlord shall co-operate with the Tenant in regard to such application. Notwithstanding the foregoing provisions of this Section 16.11 the Landlord reserves the right at any time to apply for such consent in lieu of the Tenant (at the Tenant's expense) and the Tenant's application is hereby expressly made subject to any application which the Landlord intends to make.

16.12          Quiet Enjoyment

          If the Tenant pays the Rent and other sums herein provided, and observes and performs all the terms, covenants and conditions on the Tenant's part to be observed and performed, the Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised without hinderance or interruption by the Landlord, or another Person lawfully claiming by, through or under the Landlord subject, nevertheless, to the terms, covenants and conditions of this Lease.

16.13          Option to Renew

          If the Tenant is not in default under the terms, covenants and provisions contained in this Lease Tenants at the date of the giving of the Tenant's notice hereinafter referred to and, if the Tenant has not been habitually in default in the performance of the covenants, provisos and agreements herein contained and on the part of the Tenant to be performed, then, the Tenant shall have the option of renewing this Lease for a further term of THREE (3) YEARS upon the expiration of the herein term provided that the Tenant shall have the option, at least six (6) months prior to the expiration of the initial term but such written notice may not and shall not be given earlier than nine (9) months prior to the expiration of the initial term. In the event that the Tenant shall exercise the option as aforesaid, then the Lease for such additional consecutive term shall be upon the same terms and conditions as contained in this Lease, save and except that:

          (a)     There shall be no additional option to renew; and

          (b)     The annual Minimum Rent for such additional consecutive term shall be as mutually agreed upon in writing by the Tenant and the Landlord prior to the expiration of the initial term. The annual Minimum Rent payable in such additional consecutive term shall be based upon the prevailing market rate for similar space located in a building of the same quality as the Building in the municipality in which the Building is located, in effect as at the expiration date of the then expiring period of this Lease. In the event that the Tenant and the Landlord cannot mutually agree upon the annual Gross Rent for such additional consecutive terms, then the disagreement shall be referred to arbitration.

          The provision of this paragraph shall be deemed to be a submission to arbitration within the provisions of The Arbitration Act, and any statutory modification or re-enactment thereof. If the original term or any renewal period has expired and, the Landlord and Tenant are proceeding to arbitrate the Minimum Rent for the subsequent renewal period then, until such arbitration becomes final and binding, the annual Minimum Rent paid by the Tenant shall be as determined by the Landlord acting reasonably using the prevailing market rate for similar space in the area located in a building of the same quality as the Building and, adjusted upon receipt of the Arbitrator's decision.

                IN WITNESS WHEREOF, the Landlord, the Tenant and the Indemnifier have signed and sealed this Lease as of the day and year first above written.

SIGNED, SEALED AND     )
DELIVERED in the             )
presence of:                       )     ______________________

                                                    DAVID M WELTON

SIGNED, SEALED AND     )
DELIVERED in the             )
presence of:                       )     ________________________
                                                    JOHN W WELTON

SIGNED, SEALED AND     )
DELIVERED in the             )
presence of:                       )     per:_______________________c/s

SIGNED, SEALED AND     )
DELIVERED in the             )
presence of:                       )     per:________________________c/s

SCHEDULE "A"

LEGAL DESCRIPTION OF BUILDING

Part of Parcel Block 1-3, Section 20M-367 being Part of Block 1, Plan 20M-367 designated as parts 8 and 11 Plan 20R-8626, Town of Oakville, Regional Municipality of Halton. Land Titles Division of Halton (No. 20).

SCHEDULE "B"

PLAN SHOWING LEASED PREMISES

SCHEDULE "C"

LANDLORD'S WORK AND TENANT'S WORK

1)	Paint Premises to Tenant’s choice of colour from Landlord’s building standard samples

2)	Carpet to Tenant’s choice of colour from Landlord’s building standard samples

3)	Install new entrance door in wood and glass French door style – no sidelight required

4)	Replace any broken or discoloured ceiling tiles and light lenses

5)	Finish drywall and other door/frame in premises

6)	Landlord, at its expense shall provide building standard directory board and suite signage for the Tenant

SCHEDULE "D"

     RULES AND REGULATIONS FORMING PART OF THE WITHIN LEASE

1.     The sidewalk, entry, passages, elevators, fire escapes and common stairways shall not be obstructed by any of the Tenants or used by them for any other purpose other than for ingress and egress to and from their respective demised premises. Tenants will not place or allow to be placed in the building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever that would tend to make them unclean or untidy.

2.     The skylights and windows that reflect or admit light into passageways and common areas of the Building shall not be covered or obstructed by any of the Tenants, and no awnings shall be put up, without the written consent of the Landlord.

3.     The water-closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be borne by the Tenant by whom, or by whose agent, servant or employee, the same is caused. Tenants shall not let the water run unless in actual use nor shall they deface any part of the Building.

4.     No Tenant shall do or permit anything to be done in the Building or bring or keep anything therein which will in any way increase the risk of fire, or obstruct or interfere with the rights of other Tenants, or violate, or act at variance with, the laws relating to fires or with the regulation of the Fire Department or the Board of Health.

5.     Tenant's, their agents, employees or servants or persons having business with them, shall not make or commit any improper noises in the Building, lounge about doors or corridors, or interfere in any way with other Tenants or those having business with them.

6.     Nothing shall be thrown by the Tenants, their agents, employees or servants, out of windows or doors or down the passages or skylights of the Building.

7.     No birds or animals shall be kept in or about the Building nor shall the Tenants operate or permit to be operated any musical or sound producing instrument or devise inside or outside the Leased Premises which may be heard outside the Leased Premises.

8.     No one shall use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

9.     The Landlord shall have the right:

     (a)     to require all persons entering or leaving the Building during such hours as the Landlord may reasonably determine to identify themselves to a watchman by registration or otherwise to establish their right to enter or leave; and

     (b)     to exclude or expel any peddlar or beggar at any time from the Leased Premises or the Building.

10.     Tenant's must observe strict care not to allow their windows to remain open so as to admit rain or snow, or so as to interfere with the heating of the Building. Any injury or damage caused to the Building or its appointments, furnishings, heating and other appliances, or to any other Tenant or to the premises occupied by any other Tenant by reason of windows being left open, by interference with or neglect of the heating appliance, or by reason of any other misconduct or neglect upon the part of the Tenant or any other person or servant subject to him shall be made good by the Tenant in whose premises the neglect, interference or misconduct occurred.

11.     It shall be the duty of the respective Tenants to assist and co-operate with the Landlord in preventing injury to the Building and those in or on the premises demised to them respectively.

12.     No inflammable oils or other inflammable, dangerous or explosive materials shall be kept or permitted to be kept in said premises. Nothing shall be placed on the outside of the window sills.

13.     Furniture, effects and supplies shall not be taken into or removed from the leased Premises, except at such time and in such manner as may be previously approved by the Landlord.

14.     No bicycles or other vehicles shall be brought within the said Building.

15.     Business machines, filing cabinets, heavy merchandise or other articles liable to overload, injure or destroy any part of the Building shall not be taken into it without the written consent of the Landlord and the Landlord shall, in all cases, retain the right to prescribe the weight and proper position of all such articles and the times and routes for moving them into or out of the Building; the cost of repairing any damage done to the Building by such manner as may be previously approved by the Landlord.

16.     The Tenant shall not place any additional lock upon any door of the Building without the written consent of the landlord.

17.     The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air conditioning, mechanical or electrical apparatus or any other part of the Building.

18.     The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises or the Building

19.     The parking of cars on the surface grade shall be subject to the reasonable regulation of the Landlord.

20.     The lining of all window drapes facing the interior surface of exterior windows shall be subject to the prior approval of the landlord as to colour and material, and the Tenant shall not hang and will remove any draperies which in the Landlord's opinion do not conform to any uniform scheme of window coverings established for the Building.

21.     The Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises and the Building, and for the preservation of good order therein, and the same shall be kept and observed by the Tenants, their agents, employees and servants.

22.     The Tenant agrees to the foregoing RULES AND REGULATIONS, which are hereby made a part of this lease, and each of them, and agrees that for such persistent infraction of them, or any of them, as may in the opinion of the Landlord be calculated to annoy or disturb the quiet enjoyment of any other Tenant, or for gross misconduct upon the part of the Tenant, or anyone under him, the Landlord may declare a forfeiture and cancellation of the accompanying Lease and may demand possession of the Leased Premises upon one week's notice.

300651.1